EXHIBIT 99.1

Physicist and Renewable Energy Expert, Dr. Alastair K. Livesey, Joins Octillion Corp. Board of Directors

Octillion continues development of proprietary NanoPower Window technology using nanosilicon photovoltaic solar cells with the potential to adapt home and office glass windows into windows capable of generating electricity from sunlight.

Auburn Hills, MI – September 19, 2007 – Octillion Corp. (Symbol: OCTL), developing the world’s first-of-its-kind transparent window capable of generating electricity, today announced the appointment of Dr. Alastair K. Livesey to the Company’s Board of Directors.  Dr. Livesey is an expert in the renewable, alternative, and conventional energy fields.

A respected scientist and business leader formerly with Royal Dutch Shell plc and Energy Conversion Devices, Inc., Dr. Alastair K. Livesey brings nearly two decades of experience in the renewable, alternative, and conventional energy fields with specific technical expertise in solar photovoltaics and related sustainable energy systems.  Dr. Livesey is credited with more than 25 publications in academic refereed journals related to physics, metallurgy and material science, earth sciences, molecular biology, biochemistry, and applied mathematics. He is also the author of over 20 confidential Royal Dutch Shell plc papers with business and research implications and a globally respected renewable energy expert with international experience, having lived and worked in the United States, United Kingdom, France, and the Netherlands.

“Dr. Livesey has twenty-plus years of deep technical knowledge touching virtually every facet of the energy industry, with particular expertise in advanced solar and photovoltaic technologies.  It’s rare to find such an internationally experienced, business-savvy executive who is also a top-level scientist with so many years of hands-on renewable energy experience,” statedMr. Nicholas S. Cucinelli, President and CEO of Octillion Corp.

“I’m honored to welcome Dr. Livesey to our team and am truly excited by the prospect of working with him to commercialize our NanoPower Window technology, capitalize on commercial opportunities, and continue to further strengthen the Octillion team.”

Today’s addition of Dr. Alastair K. Livesey follows this week’s earlier appointment of
Prof. Thomas N. Gladwin, PhD, MBA, a renowned sustainable enterprise authority credited with more than 140 publications, eight books, and 30 foundation and academic awards.

Prof. Gladwin has advised some of the world’s leading corporations, including: INVISTA, one of the world’s largest integrated fibers and polymers businesses with over 700 unique U.S. and global pending and issued patents; Nike, Inc.; and Ford Motor Company.  Prof. Gladwin serves on the Editorial Board of numerous globally-respected journals and industry publications, and on the Board of Directors of Trillium Asset Management, the oldest and largest independent investment management firm dedicated solely to socially responsible investing, with over $1 billion in assets under management.

Prior to Prof. Thomas N. Gladwin’s addition, Octillion Corp. announced the appointment of President and CEO, Mr. Nicholas S. Cucinelli, an expert in the development and commercialization of leading-edge solar photovoltaic and renewable energy technologies.Mr. Cucinelli has a Bachelor of Science degree (with high honors) from the U.S. Coast Guard Academy and holds two advanced degrees through the University of Michigan’s Erb Institute for Global Sustainable Enterprise: a Master's degree in Business Administration (MBA) from the Ross School of Business, and a Master of Science degree in Natural Resources and Environment.  The Erb Institute is the leading U.S. MBA/M.S. program focused on grooming leaders to achieve environmental, social, and economic sustainable development and enterprise.

Dr. Alastair K. Livesey:  Energy Technology Expert

Alastair K. Livesey, PhD, is a respected scientist and former business leader with Royal Dutch Shell plc and Energy Conversion Devices, Inc., and a highly experienced expert in the renewable, alternative, and conventional energy fields.  In addition to his specific technical expertise in solar photovoltaics and related sustainable energy systems, Dr. Livesey brings extensive experience in materials science, protein crystallography, molecular biology, x-rays, neutron/EXAFS scattering for material property identification, hydrogen storage, fuel cells, and NiMH rechargeable batteries.  Dr. Livesey also has experience in geological seismic interpretation, engine and vehicle testing, and alternative and conventional hydrocarbon-based fuels.

Dr. Livesey is currently a consultant in the renewable energy field and the former Executive Manager of New Business Development and Strategic Planning at Energy Conversion Devices, Inc. (ECD).  During his tenure at ECD, Dr. Livesey conducted financial evaluations and prioritization of solar research and development projects, conducted strategic studies of photovoltaic manufacturing expansion options, designed budgetary controls for multiple $60 million-plus capital building projects, and participated in efforts to raise $350 million by public stock offering. Dr. Livesey also served as Director of Business Development and Architecture Design for the developmental Cognitive Computer program and as Director of the Hydrogen Energy Systems business unit during his six years with the company.

Prior to joining ECD, Dr. Alastair K. Livesey managed alternative energy and sustainable development research at Royal Dutch Shell plc, led a strategic analysis on battery and fuel cell-powered vehicles, and facilitated the 1999 creation of Shell Hydrogen, the company’s sixth international division.  He also facilitated Shell workshops on alternative energy, sustainable development, and triple-bottom-line accounting, and completed numerous Shell Continuing Education Courses, including accredited MBA courses in leadership and management, finance, technology commercialization, marketing, and Shell “scenario analysis.”  He was employed in the United States, United Kingdom, and the Netherlands.

An authority on advanced materials research and data analysis, Dr. Alastair K. Livesey is credited with over 25 publications in academic refereed journals related to physics, metallurgy and material science, earth sciences, molecular biology, biochemistry, and applied mathematics.  He is also the author of a patent and over 20 confidential Royal Dutch Shell plc papers with business and research implications.

Dr. Livesey currently serves as Vice President of the Sustainable Energy Foundation, a student-led non-profit organization dedicated to raising funds and implementing sustainable energy projects in developing countries, and as Director for the Metropolitan Detroit Science and Engineering Fair.

Dr. Alastair K. Livesey holds a Ph.D. in Experimental Physics (Amorphous Materials, Physics, Metallurgy, and Materials Science) from the Cavendish Laboratory of Physics at Cambridge University, an M.A. degree in Science, and a B.A. degree in Crystallography, Physics, Chemistry, and Math.

About Octillion Corp.

Octillion Corp. is a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging solar energy and solar related technologies.

Among our current research and development activities is the development of a patent-pending technology that could adapt existing home and office glass windows into ones capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

The technological potential of adapting existing glass windows into ones capable of generating electricity from the sun’s solar energy has been made possible through a ground breaking discovery of an electrochemical and ultrasound process that produces identically sized (1 to 4 nanometers in diameter) highly luminescent nanoparticles of silicon that provide varying wavelengths of photoluminescence with high quantum down conversion efficiency of short wavelengths (50% to 60%).

When thin films of silicon nanoparticles are deposited (sprayed) onto silicon substrates, ultraviolet light is absorbed and converted into electrical current. With appropriate connections, the film acts as nanosilicon photovoltaic solar cells that convert solar radiation to electrical energy.

The process of producing silicon nanoparticles is supported by 10 issued US patents, 8 pending US patents, 8 issued foreign counterpart patents and 21 pending foreign counterpart patents.

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